Property right certificate of P.R.C.

certificate number: TongKai (2007) 0310158

real estate owner: Dongying (Jiangsu) Pharmaceutical Co., Ltd.
building location: Development Zone South of Guangxin rd. and West of Zhongtian Rd.
land serial number: 03-10-(001)-505
use right type: Industry (221)
obtained price:
use right terminal date: June 1,2054
use area: 37813.98M2
Single use area: 37813.98M2

Based on the Constitution of the People's Republic of China, the Land Management Law of the People's Republic of China, and the City real estate Management Law of the People's Republic of China, after audited for protect the right of land user, we certificate and approve it.

Nantong City Government

September 11, 2007

Certificate #: 0310158.

开国用（2007）第 0310158 号

土地使用权人 User.	东英（江苏）药业有限公司 Dongying (Jiangsu) Pharmaceutical Co. Ltd.			
座落 Location:	开发区广兴路南、中天路西 Development Zone South of Guangxin Rd. West of Zhongtian Rd.			
地号 Location #:	03-10-(001)-505	图号 Drawing No.		34.80-92.75
地类（用途）	工业(221)	取得价格 Price:		
使用权类型	出让	终止日期 Ending date.		2054年6
使用权面积	37813.98 M² 37813.98M²	其中	独用面积	378[illegible]98 M²
			分摊面积	M²

根据《中华人民共和国宪法》、《中华人民共和国土地管理法》和《中华人民共和国城市房地产管理法》等法律法规，为保护土地使用权人的合法权益，对土地使用权人申请登记的本证所列土地权利，经审查核实，准予登记，颁发此证。

南通市人民政府（章）

2007年 月 日

记事

J1-J2	163.66
J2-J3	6.00
J3-J4	6.00
J4-J5	6.00
J5-J6	7.47
J6-J7	192.27
J7-J8	181.82
J8-J1	209.43

南通市国土资源局开发区分局

（章）

2007年 9 月 11 日

No 009861946 S